Exhibit 23(3)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to the use of our report dated March 1, 1996 on the financial statements of Citizens National Bank of Madison and to reference made to us under the caption "Experts" in the Registration Statement on Form S-1 filed by River Valley Bancorp with the United States Securities and Exchange Commission and in the Form AC filed with the Office of Thrift Supervision.




Sherman, Barber & Mullikin
Madison, Indiana
November 7, 1996